Exhibit 4.2

                                       FORM

                                            of

           CERTIFICATE OF DESIGNATION

                                            of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                            of

                                   SCOLR, INC.

          ____________________________________________________

        (Pursuant to Section 151 of the Delaware General Corporation Law)

           ____________________________________________________

               SCOLR, Inc., a corporation organized and existing under the
General Corporation Law of the State of Delaware (hereinafter called the
"Corporation"), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the
General Corporation Law at a meeting duly called and held on November 1, 2002:

               RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the "Board of
Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), the
Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

               Section 1. Designation and Amount. The shares of this series shall be designated as "Series A Junior Participating Preferred Stock" (the
"Series A Preferred Stock") and the number of shares constituting the Series A
Preferred Stock shall be 30,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for

                                      A-1

issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

               Section 2. Dividends and Distributions.

                      (A) Subject to the rights of the holders of any shares of
any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of
Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a
"Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend
Payment Date after the first issuance of a share or fraction of a share of
Series A Preferred Stock, in an amount (if any) per share (rounded to the nearest cent), subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate per share amount of all cash dividends, and
1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of
Common Stock, par value $0.001 per share (the "Common Stock"), of the
Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common
Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (B) The Corporation shall declare a dividend or
distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the
Common Stock (other than a dividend payable in shares of Common Stock).

                      (C) Dividends due pursuant to paragraph (A) of this
Section shall begin to accrue and be cumulative on outstanding shares of Series
A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series
A Preferred Stock entitled to receive a quarterly dividend and before such
Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date.
Accrued but unpaid dividends shall not bear interest. Dividends paid

                                      A-2

on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

               Section 3. Voting Rights. The holders of shares of Series A
Preferred Stock shall have the following voting rights:

                      (A) Subject to the provision for adjustment hereinafter
set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common
Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of
Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                      (B) Except as otherwise provided in the Certificate of
Incorporation, including any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of
Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the
Corporation.

                      (C) Except as set forth herein, or as otherwise required
by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               Section 4. Certain Restrictions.

                      (A) Whenever quarterly dividends or other dividends or
distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                              (i) declare or pay dividends, or make any other
distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                              (ii) declare or pay dividends, or make any other
distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A
Preferred Stock, except dividends paid ratably on the Series A

                                      A-3

Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                               (iii) redeem or purchase or otherwise acquire
for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock.

                      (B) The Corporation shall not permit any subsidiary of the
Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

               Section 5. Reacquired Shares. Any shares of Series A Preferred
Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.
All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of
Preferred Stock subject to the conditions and restrictions on issuance set forth herein or in the Certificate of Incorporation, including any Certificate of
Designations creating a series of Preferred Stock or any similar stock, or as otherwise required by law.

               Section 6. Liquidation, Dissolution or Winding Up. Upon any
liquidation, dissolution or winding up of the Corporation the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to
1000 times the aggregate amount to be distributed per share to holders of shares of Common Stock plus an amount equal to any accrued and unpaid dividends. In the event the Corporation shall at any time declare or pay any dividend on the
Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common
Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred
Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.
In the event the Corporation shall at any time declare

                                      A-4

or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common
Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 8. Amendment. The Certificate of Incorporation shall not be amended in any manner, including in a merger or consolidation, which would alter, change, or repeal the powers, preferences or special rights of the Series
A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A
Preferred Stock, voting together as a single class.

               Section 9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and upon liquidation, dissolution and winding up, junior to all series of Preferred Stock.

               IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its duly authorized officer this 1st day of
November, 2002.

                                            SCOLR, INC.

                                            By:  _______________________________
                                                 Name:  David T. Howard
                                                 Title: President,
                                                        Chief Executive Officer

                                      A-5

                                                                       EXHIBIT B

                            Form of Right Certificate

Certificate No. R-_______                                           _____ Rights

        NOT EXERCISABLE AFTER NOVEMBER 1, 2012 OR EARLIER IF REDEMPTION OR
        EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER
        RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.
        UNDER CERTAIN CIRCUMSTANCES, RIGHTS THAT ARE OR WERE ACQUIRED OR
        BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR
        AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT)
        OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                                Right Certificate
                                   SCOLR, INC.

This certifies that ___________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights
Agreement, dated as of November 1, 2002 (the "Rights Agreement"), between SCOLR,
Inc., a Delaware corporation (the "Company"), and OTR, Inc. (the "Rights
Agent"), to purchase from the Company at any time after the Distribution Date
(as such term is defined in the Rights Agreement) and prior to 5:00 P.M., eastern time, on November 1, 2012, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-thousandth of a fully paid non-assessable share of Series A Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred Shares"), of the Company, at a purchase price of $15.00 per one one-thousandth of a Preferred Share (the "Purchase
Price"), upon presentation and surrender of this Right Certificate with the certification and the Form of Election to Purchase duly executed. The number of
Rights evidenced by this Right Certificate (and the number of one one-thousandths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 12, 2002, based on the Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Purchase
Price and the number of one one-thousandths of a Preferred Share which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

               From and after the occurrence of an event described in Section
11(a)(ii) of the Rights Agreement, if the Rights evidenced by this Right
Certificate are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date (as such term is defined in the Rights
Agreement) acquired or beneficially owned by an Acquiring Person or an

                                      B-1

Associate or Affiliate of an Acquiring Person (as such terms are defined in the
Rights Agreement), such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such Rights.

               This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which
Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the
Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the
Company and the offices of the Rights Agent.

               This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of
Preferred Shares as the Rights evidenced by the Right Certificate or Right
Certificates surrendered shall have entitled such holder to purchase. If this
Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

               Subject to the provisions of the Rights Agreement, at the
Company's option, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.001 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $0.001 per share, or Preferred Shares.

               No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

               No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred
Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights
Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right
Certificate shall have been exercised as provided in the Rights Agreement.

               This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

               WITNESS the facsimile signature of the proper officers of the
Company and its corporate seal. Dated as of ____________, _____.

                                      B-2

Attest:                                      SCOLR, INC.

________________________________             By:   _____________________________

Countersigned:

OTR, Inc.,
Rights Agent

By:   __________________________
      Authorized Signature

                                      B-3

                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT
         (To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

               FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers unto ___________________________________________
__________________________________________________________________
                  (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________________________,
Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Date: ______________ __, _______

                                              __________________________________
                                                             Signature

Signature Guaranteed:

               Signatures should be guaranteed by an eligible guarantor
institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

_________________________________________________

               The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an
Affiliate or Associate thereof (as defined in the Rights Agreement).

                                              __________________________________
                                                             Signature

_________________________________________________

                                      B-4

             Form of Reverse Side of Right Certificate -- continued

                          FORM OF ELECTION TO PURCHASE
      (To be executed if holder desires to exercise the Right Certificate.)

To:  SCOLR, INC.:

               The undersigned hereby irrevocably elects to exercise
_______________ Rights represented by this Right Certificate to purchase the
Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right
Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

Dated: _____________ __, ______

                                               ________________________________
                                                            Signature

Signature Guaranteed:

               Signatures should be guaranteed by an eligible guarantor
institution (bank, stock broker or savings and loan association with membership in an approved signature medallion program).

                                      B-5

             Form of Reverse Side of Right Certificate -- continued

_______________________________

               The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an
Affiliate or Associate thereof (as defined in the Rights Agreement).

                                                 ______________________________
                                                            Signature

________________________________

                                     NOTICE

               The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

               In the event the certification set forth above in the Form of
Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an
Affiliate or Associate thereof (as defined in the Rights Agreement) and such
Assignment or Election to Purchase will not be honored.

                                      B-6

                                                                       EXHIBIT C

                          SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARES

               On November 1, 2002, the Board of Directors of SCOLR, Inc.
(the "Company") declared a dividend of one preferred share purchase right (a
"Right") for each outstanding share of Common Stock, par value $0.001 per share
(the "Common Shares") outstanding on November 12, 2002 (the "Record Date")
to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A
Junior Participating Preferred Stock, par value $0.01 per share (the "Preferred
Shares"), of the Company, at a price of $15.00 per one one-thousandth of a
Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights
Agreement") between the Company and OTR, Inc., as Rights Agent (the "Rights
Agent").

               Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an
"Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Shares (the earlier of such dates being called the
"Distribution Date"), the Rights will be evidenced, with respect to any of the
Common Share certificates outstanding as of the Record Date, by such Common
Share certificate with a copy of this Summary of Rights attached thereto.

               The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the
Distribution Date (or earlier redemption or expiration of the Rights), new
Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights
Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for
Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the Close of Business on the
Distribution Date and such separate Right Certificates alone will evidence the
Rights.

               The Rights are not exercisable until the Distribution Date. The
Rights will expire on November 1, 2012 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

                                      C-1

               The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred
Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

               The number of outstanding Rights and the number of one
one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

               Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a quarterly dividend payment of 1000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to an aggregate payment of 1000 times the aggregate payment made per Common Share.
Each Preferred Share will have 1000 votes, voting together with the Common
Shares. In the event of any merger, consolidation or other transaction in which
Common Shares are exchanged, each Preferred Share will be entitled to receive
1000 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

               Because of the nature of the Preferred Shares' dividend,
liquidation and voting rights, the value of the one one-thousandth interest in a
Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

               From and after the time any Person becomes an Acquiring Person, if the Rights evidenced by this Right Certificate are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date
(as such term is defined in the Rights Agreement) acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as
such terms are defined in the Rights Agreement), such Rights shall become void, and any holder of such Rights shall thereafter have no right to exercise such
Rights.

               In the event that, at any time after a Person becomes an
Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its
Affiliates and Associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of

                                      C-2

two times the exercise price of the Right. If the Company does not have sufficient Common Shares to satisfy such obligation to issue Common Shares, or if the Board of Directors so elects, the Company shall deliver upon payment of the exercise price of a Right an amount of cash or securities equivalent in value to the Common Shares issuable upon exercise of a Right; provided that, if the Company fails to meet such obligation within 30 days following the date a
Person becomes an Acquiring Person, the Company must deliver, upon exercise of a
Right but without requiring payment of the exercise price then in effect, Common
Shares (to the extent available) and cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a
Right and the exercise price then in effect. The Board of Directors may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Common
Shares to permit the issuance of Common Shares upon the exercise in full of the
Rights.

               At any time after any Person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the outstanding
Common Shares, the Board of Directors of the Company may exchange the Rights
(other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

               With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred
Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

               At any time prior to the time any Person becomes an Acquiring
Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

               The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person and its Affiliates and Associates).

               Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

               A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A
dated November 6, 2002. A copy of the Rights Agreement is available free of charge from the Company. This summary

                                      C-3

description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                      C-4